UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2010

RUBY CREEK RESOURCES, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-52354	26-4329046
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

750 3rd Avenue, 11th Floor
New York, NY		10017
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (212) 671-0404

767 3rd Avenue, 36th Floor New York NY 10017
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 7, 2010, Ruby Creek Resources, Inc. (the Company ) entered into an agreement (attached hereto as Exhibit 10.22) for the creation of a Tanzanian Joint Venture Company called Ruby Creek (Tanzania) Limited for the management of the 125 square kilometer Mkuvia Alluvial Gold Project. The Mkuvia Alluvial Gold Project is located in the Liwale and Nachingwea Districts, Lindi Region of the United Republic of Tanzania. The joint venture company will be owned 70% by Ruby Creek Resources, 25% by Douglas Lake Minerals and 5% by Mr. Mkuvia Maita, the original Prospecting License owner. Ruby Creek (Tanzania) Limited will be the operating company and will hold title to the 125 square kilometers of land relating to Mkuvia Alluvial Gold Project. Ruby Creek (Tanzania) will assume control of the permitting and licensing processes.

Item 3.02 Unregistered Sales of Equity Securities

On March 10, 2010, the Company completed an offering of equity securities pursuant to Rule 506 of Regulation D and Regulation S. The Company sold 1,600,000 Units at a price of $0.125 per Unit for a total of $200,000 to 20 investors. Each Unit consisted of one restricted common share and one warrant. Two warrants are required to buy one restricted common share at a price of $0.25 per share for a period of up to two years.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.22	Joint Venture Agreement for the Mkuvia Alluvial Gold Project, dated March 7, 2010

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUBY CREEK RESOURCES, INC.

Dated: March 17, 2010	By: /s/ Robert Slavik Name: Robert Slavik Title: President, Chief Executive Officer, Treasurer and Secretary